EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company, the Registration Statement on Form S-1 (Registration No. 333-136778) of the Company, and the Registration Statements on Form S-3 (Registration Nos. 333-142346 and 333-142345 (collectively, the “Registration Statements”), of information contained in our reserve report that is summarized as of December 31, 2007 in our summary letter dated February 11, 2008, relating to the oil and gas reserves and revenue, as of December 31, 2007, of certain interests of the Company.
     We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and each Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 11, 2008